UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2018

RIVERVIEW BANCORP, INC.
(Exact name of registrant as specified in its charter)

Washington	000-22957	91-1838969
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers .

On March 28, 2018, Director Gary R. Douglass announced that he was resigning from the Boards of Directors of Riverview Bancorp, Inc. ("Company") and its wholly-owned subsidiary, Riverview Community Bank ("Bank") effective March 31, 2018. In connection with his announcement of retirement, Mr. Douglass did not cite any disagreements with the Company pertaining to the Company's operations, policies or practices. Mr. Douglass served as a Director of the Company and the Bank since 1994 and as a member of the Audit, Stock Option and Risk Management Committees. On March 28, 2018, Kevin J. Lycklama was appointed to the Company's and the Bank's Boards of Directors effective March 31, 2018. On April 2, 2018, Mr. Lycklama will become the Company's and the Bank's President and Chief Executive Officer.  Mr. Lycklama was not appointed to serve on any of the Company's or the Bank's Committees of their respective Boards of Directors at this time.
Subsequent to April 2, 2018, Mr. Sheaffer will remain an employee and continue to assist in the CEO transition through September 30, 2018. He will also continue to serve as Chairman of the Boards of the Company and the Bank, including subsequent to the September 30, 2018 transition period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERVIEW BANCORP, INC.

Date: April 2, 2018	/s/Kevin J. Lycklama
Kevin J. Lycklama
President and Chief Executive Officer